Exhibit 15





May 6, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
        33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
        33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
        33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
        333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
        333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
        333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
        333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
        333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
        333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
        333-104063, 333-104064, 333-105674, 333-110105, 333-113584, and
        333-113608  on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated April 21, 2004 on our review of interim financial information of Ford Motor Company (the "Company") as of March 31, 2004 and for the three month periods ended March 31, 2004 and March 31, 2003 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan